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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                              JOINT CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  May 10, 1999


                              MEDITRUST CORPORATION
             (Exact Name of Registrant as specified in its charter)

         Delaware                      0-9109              95-3520818
(State or other jurisdiction      (Commission File      (I.R.S. Employer
         of incorporation)            Number)           Identification No.)

                 197 First Avenue, Suite 300, Needham, MA 02494
              (Address of principal executive offices and zip code)

                                 (781) 433-6000
              (Registrant's telephone number, including area code)



                           MEDITRUST OPERATING COMPANY
             (Exact Name of Registrant as specified in its charter)

         Delaware                       0-9110               95-3419438
(State or other jurisdiction        (Commission File       (I.R.S. Employer
         of incorporation)              Number)            Identification No.)

                 197 First Avenue, Suite 100, Needham, MA 02494
              (Address of principal executive offices and zip code)

                                 (781) 453-8062
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

     On May 10, 1999, Meditrust Corporation and Meditrust Operating Company (collectively, the "Companies") entered into a Separation Agreement with Abraham
D. Gosman, former Director and Chairman of the Companies and Chief Executive Officer and Treasurer of Meditrust Operating Company. Under the terms of the agreement, Mr. Gosman will receive severance payments totaling $25 million in cash plus the continuation of certain life insurance benefits. The charge related to this agreement has been reflected as a non-recurring item for the three months ended March 31, 1999 and is included as a liability as of March 31, 1999.

     The press release attached hereto as Exhibit 99.1, which is incorporated by reference herein, provides additional information regarding the Separation Agreement. Further, the Separation Agreement is attached as Exhibit 99.2 and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)      EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1 Press release of The Meditrust Companies dated May 11, 1999 announcing, among other things, the execution of the Separation Agreement.

99.2 Separation Agreement dated May 10, 1999 by and among Meditrust Corporation, Meditrust Operating Company, Abraham D. Gosman and others.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 1999                     MEDITRUST CORPORATION

                                        By: /s/ Michael S. Benjamin
                                        ---------------------------
                                        Name: Michael S. Benjamin
                                        Title: Senior Vice President


                                        MEDITRUST OPERATING COMPANY

                                        By: /s/ William C. Baker
                                        ------------------------
                                        Name: William C. Baker
                                        Title: President



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